UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  08/23/2005

TRIMERIS INC
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  0-23155

DE	561808663
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

3500 Paramount Parkway, Morrisville, NC 27560
(Address of Principal Executive Offices, Including Zip Code)

(919) 408-5018
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the amendment of the Fourth Amended and Restated Certificate of Incorporation of Trimeris, Inc. (the "Company"), as approved by the Company's stockholders, the board of directors of Trimeris, Inc. approved amendments to the Company's Amended and Restated By-Laws (the "By-Laws") effective August 23, 2005, to (i) remove the classifed board structure of the Company's board of directors effective beginning with the annual meeting in 2007, and (ii) beginning with the annual meeting in 2006, require that directors be elected by a majority vote of shares cast at a meeting of stockholders. Certain conforming changes to the By-Laws were also approved. Prior to such amendments, the By-Laws provided for three classes of directors, with each director serving a three-year term. In addition, the By-Laws previously provided that directors be elected by a plurality of votes cast by the stockholders entitled to vote.

The foregoing summary is qualified in its entirety by reference to the amended provisions of the Company's Amended and Restated By-Laws. These amended provisions are included as Exhibit 99.1 to this Form 8-K, which is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits

99.1 Amended provisions of the Amended and Restated By-Laws of Trimeris, Inc. (as of August 23, 2005).

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

TRIMERIS INC

Date: August 24, 2005.	By:	/s/ Steven D. Skolsky
Steven D. Skolsky
Chief Executive Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Amended provisions of the Amended and Restated By-Laws of Trimeris, Inc. (as of August 23, 2005).